                                                             Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employment Agreements between DSC Marketing Services, Inc. and Thomas R. Berger, James M. Foley and Joseph J. Gonzalez of our reports dated January 23, 1997, with respect to the consolidated financial statements of DSC Communications Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                  /S/ ERNST & YOUNG, LLP

Dallas, Texas,
December 5, 1997